Exhibit 10.23

AXCAN HOLDINGS INC. EMPLOYEE LONG TERM INCENTIVE PLAN

Adopted June 3, 2008 (the “Effective Date”)

1. Purpose.

The purpose of this Axcan Holdings Inc. Employee Long Term Incentive Plan (the “Plan”) is to aid the Company (as defined herein) in providing a financial incentive to those Employees (as defined herein) serving in the job level designated on Appendix A hereto, aligning the interests and motivations of such Employees with the economic goals of the Company and its subsidiaries.

2. Definitions.

As used in this Plan, the following capitalized terms shall have the following meanings:

(a) “Affiliate” shall mean, with respect to any entity, any other corporation, organization, association, partnership, sole proprietorship or other type of entity, whether incorporated or unincorporated, directly or indirectly controlling or controlled by or under direct or indirect common control with such entity.

(b) “Axcan” shall mean Axcan Pharma Inc., a wholly owned subsidiary of the Company, and its subsidiaries.

(c) “Board” shall mean the Board of Directors of the Company.

(d) “Calculation Date” shall have the meaning set forth in Section 4(a).

(e) “Cause” shall mean, when used in connection with the termination of a Participant’s Employment, the termination of the Participant’s Employment with the Company and all Affiliates on account of (i) gross negligence or willful misconduct of the Participant in connection with the performance of his or her duties; (ii) the Participant’s conviction of (or pleading guilty or pleading no contest or nolo contendere to) a felony or comparable crime in any jurisdiction that does not classify crimes using “felony,” other than minor traffic offenses and other minor offenses that are not inconsistent with the Company’s reasonable expectations of a person occupying the Participant’s position; (iii) the Participant’s unauthorized removal, use or disclosure of the Company’s or any Affiliate’s Confidential Information that could reasonably be expected to cause harm to the Company; provided, that the Participant shall, to the extent an unauthorized removal is reasonably susceptible to cure, be given a reasonable opportunity, not to exceed thirty (30) days, after written notice by the Company to the Participant to cure such removal of Confidential Information; (iv) the performance by the Participant of any act or acts of dishonesty in connection with or relating to the Company’s or its Affiliates’ business or the misappropriation (or attempted misappropriation) of any of the Company’s or any of its Affiliates’ funds or property; (v) a material breach of any of the Participant’s obligations under any agreement entered into between the Participant and the Company or any of its Affiliates that is material to the employment relationship between the Company or any of its Affiliates and the Participant or the relationship between the Company and the Participant as investor or prospective investor in the Company; provided, that the Participant shall, to the extent a breach is reasonably susceptible to cure, be given a reasonable opportunity, not to exceed thirty (30) days, after written notice by the Company to the Participant to cure such breach; or (vi) a breach of the Company’s policies or procedures, which breach causes or could reasonably be expected to cause harm to the Company or its business reputation; provided, that the Participant shall, to the extent a breach is reasonably susceptible to cure, be given a reasonable opportunity, not to exceed thirty (30) days, after written notice by the Company to the Participant to cure such breach.

(f) “Closing Date” shall mean February 25, 2008.

(g) “Code” shall mean the Internal Revenue Code of 1986, including the regulations promulgated thereunder and any guidance issued by the U.S. Treasury Department with respect thereto, as amended.

(h) “Committee” shall mean the Compensation Committee of the Board of Directors of the Company or any committee the Board of Directors may designate from among its members to administer this Plan. In the event the Company does not have a Compensation Committee and the Board has not designated any other committee, references in the Plan to “Committee” shall be deemed to be references to the Board.

(i) “Common Stock” shall mean the common stock of the Company, par value US$0.01 per share.

(j) “Company” shall mean Axcan Holdings Inc.

(k) “Confidential Information” shall have the meaning set forth in Section 6.

(l) “Date of Issue” shall mean, for each fiscal year in which an Eligible Employee is designated as a Participant entitled to a Grant, in accordance with the terms hereof, the first business day of such fiscal year or, if later, the date such Eligible Employee commences Employment.

(m) “EBITDA” shall mean, with respect to a particular fiscal year, earnings before interest, taxes, depreciation and amortization, as determined by the Company.

(n) “Eligible Employee” shall mean any full-time Employee hired prior to the first day of the third quarter of the fiscal year in which the Date of Issue occurs serving in a job level that is listed on Appendix A, subject to the Committee’s right, in its sole discretion, to determine that one or more individuals in a specified job level, or that one or more job levels, is not eligible to participate in the Plan for one or more years.

(o) “Employment” shall mean employment with Axcan or any Affiliate. “Employee” and “Employed” shall have correlative meanings.

(p) “Exercise Date” shall have the meaning set forth in Section 5(a).

(q) “Exercise Price” shall mean the Fair Market Value of a share of Common Stock on the Calculation Date.

(r) “Fair Market Value” shall mean (i) prior to the existence of a Public Market, the fair value per share of Common Stock determined by the Board in good faith and based upon a reasonable and appropriate valuation method, taking into account any relevant factors determinative of value; or (ii) following the occurrence of a Public Market, (A) the closing price on such day of a share of Common Stock as reported on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading or (B) if not so reported, the average of the closing bid and ask prices on such day as reported on the National Association of Securities Dealers Automated Quotation System or (C) if not so reported, as furnished by any member of the National Association of Securities Dealers, Inc. (“NASD”) selected by the Board. The Fair Market Value of a share of Common Stock as of any such date on which the applicable exchange or inter-dealer quotation system through which trading in the Common Stock regularly occurs is closed shall be the Fair Market Value determined pursuant to the preceding sentence as of the immediately preceding date on which the Common Stock is traded, a bid and ask price is reported or a trading price is reported by any member of NASD selected by the Board. In the event that the price of a share of Common Stock shall not be so reported or furnished, the Fair Market Value shall be determined by the Board in good faith to reflect the fair market value of a share of Common Stock.

(s) “Grant” shall mean a grant of a right to receive Options with respect to each fiscal year in which the Participant is an Eligible Employee. The value of a Grant shall be based upon the Participant’s Target Award, adjusted based upon the Company’s achievement of EBITDA in each fiscal year relative to the Target EBITDA and subject to vesting as set forth herein. Grants shall automatically be made on the Date of Issue to Eligible Employees. The Committee may require that a Grant be conditioned upon the Eligible Employee executing a Grant Agreement and returning the executed Grant Agreement to the Company.

(t) “Grant Agreement” shall mean the agreement evidencing a Grant and acknowledging a Participant’s obligations under the Plan, in such form as the Committee may determine from time to time.

(u) “Initial Majority Stockholder Shares” shall mean the shares of the Company’s Common Stock issued to the Majority Stockholders on or about the Closing Date, and shall include any stock, securities or other property or interests received by the Majority Stockholders in respect of such shares in connection with any stock dividend or other similar distribution, stock split or combination of shares, recapitalization, conversion, reorganization, consolidation, split-up, spin-off, combination, repurchase, merger, exchange of stock or other transaction or event that affects the Company’s capital stock occurring after the date of issuance. Initial Majority Stockholder Shares sold by the Majority Stockholder to employees, consultants or directors of the Company or its subsidiaries within the first six months following the Closing Date shall not be counted for purposes of determining whether a Liquidity Event has occurred, and, once sold, shall not be deemed Initial Majority Stockholder Shares for purposes of this Plan.

(v) “Liquid Securities” shall mean securities as to which the issuer of such securities has a “public float value”, within the meaning of Rule 100, equal to at least two times the “public float value” of Axcan based upon the average number of shares outstanding during its 2006 fiscal year and the closing price reported on the Nasdaq Global Select Market, as quoted on such exchange or system on March 15, 2007, as reported in The Wall Street Journal.

(w) “Liquidity Event” shall mean a transaction, which when aggregated, if applicable, with any other prior transaction (whether or not related) results in the payment to the Majority Stockholder of at least half of the Sponsor Price in cash with respect to the Initial Majority Stockholder Shares, whether as the result of sale consideration, dividends, distributions, redemption proceeds or any other basis, as determined by the Board in good faith; and (ii) any other transaction or series of transactions (whether or not related) determined by the Board, in its sole discretion, to constitute a “Liquidity Event.” Initial Majority Stockholder Shares sold by the Majority Stockholder to employees, consultants or directors of the Company or its subsidiaries within the first six months following the Closing Date shall not be counted for purposes of determining whether a Liquidity Event has occurred and, once sold, shall not be deemed Initial Majority Stockholder Shares for purposes of the Plan.

(x) “Majority Stockholder” shall mean, collectively or individually as the context requires, TPG Partners V, L.P., TPG FOF V-A, L.P., TPG FOF V-B, L.P., TPG Biotechnology Partners II, L.P., and their respective affiliates.

(y) “Management Stockholders’ Agreement” shall mean a management stockholders’ agreement substantially in the form attached as Exhibit A hereto.

(z) “MoM” shall mean, following the occurrence of a Liquidity Event, a number equal to the quotient obtained by dividing (i) the amount of cash or Liquid Securities received, directly or indirectly, by the Majority Stockholder (valued at fair market value at the time of receipt, using the principles described in respect of the term “Fair Market Value” described above) in exchange for, or in respect of, Initial Majority Stockholder Shares, whether as a result of or at any time prior to the occurrence of such Liquidity Event and whether as the result of sale consideration, dividends, distributions, redemption proceeds or any other basis, as determined by the Board in good faith, by (ii) the Sponsor Price, it being understood that the mere existence of a Public Market for the Common Stock shall not mean that any amount has been received in exchange for or in respect of the Initial Majority Stockholder Shares. Initial Majority Stockholder Shares sold by the Majority Stockholder to employees, consultants or directors of the Company or its subsidiaries within the first six months following the Closing shall not be counted for purposes of determining whether the required MoM has been achieved.

(aa) “Option” shall mean an option to purchase a number of shares of Common Stock equal to (i) the Exercise Price divided by (ii) the Fair Market Value of a share of Common Stock on the Exercise Date, subject to the terms and conditions provided herein.

(bb) “Participant” shall mean an Eligible Employee who has received a Grant in a given fiscal year with respect to such fiscal year, until such time as the Employee ceases to be Employed and to have any rights with respect to a Grant.

(cc) “Public Market” shall be deemed to exist for purposes of the Plan if the Common Stock is registered under Section 12(b) or 12(g) of the Exchange Act and trading regularly occurs in such Common Stock in, on or through the facilities of securities exchanges and/or inter-dealer quotation systems in the United States (within the meaning of Section 902(n) of the Securities Act) or any designated offshore securities market (within the meaning of Rule 902(a) of the Securities Act).

(dd) “Sponsor Price” shall mean $335,000,000.

(ee) “Target Award” shall mean, with respect to a Participant in a given year, 100% of the product of (i) the percentage applicable to the Participant’s base salary range on the Date of Issue, and (ii) the midpoint of such range, in each case based upon the Participant’s job level at Axcan on the Date of Issue and as set forth on Appendix A.

(ff) “Target EBITDA” shall have the meaning set forth in Section 4(a).

3. Administration of the Plan.

(a) In General. This Plan shall be administered by the Committee, which shall have full discretion to administer this Plan, including but not limited to discretion (A) to determine all questions related to a Participant’s entitlement to receive the Grant, (B) to interpret and construe any provision of this Plan, and (C) to adopt, amend, or rescind any rules and regulations for the operation and administration of this Plan. Decisions of the Committee shall be final and binding for all purposes. None of the Company, the Committee, nor any member of the Committee, shall be liable to any party for any action, omission, or determination relating to this Plan. This Plan shall be administered at the expense of the Company.

(b) Indemnification of the Board. No member of the Board or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Grant. To the full extent permitted by law, the Company shall indemnify and hold harmless each person made or threatened to be made a party to any civil or criminal action or proceeding by reason of the fact that such person, or such person’s testator or intestate, is or was a member of the Board or the Committee to the extent such criminal or civil action or proceeding relates to the Plan.

(c) Duration of the Plan. Except as otherwise determined by the Board in its sole discretion, the Plan shall terminate and no further Grants shall be made (i) with respect to any Participant who ceases to be Employed, after termination of the Participant’s Employment, and otherwise (ii) after the first occurrence of a Liquidity Event.

4. Grants.

(a) Company Performance Targets. The number of Options issued under a Grant is dependent upon the Company’s EBITDA achieved with respect to a particular fiscal year, based upon a Target EBITDA to be determined by the Committee on or before October 31 of the fiscal year to which the Grant relates (the “Target EBITDA”). Within the 90 day period immediately following the end of each fiscal year, the Company shall calculate the EBITDA achieved with respect to such fiscal year (the date upon which the Committee approves the calculation and the allocation of Options with respect to such fiscal year as set forth below, the “Calculation Date”) and award the Participant a number of Options as set forth below:

(i) If the Target EBITDA is achieved at 100% for the fiscal year to which the Grant relates, the number of Options credited to the Participant for such fiscal year shall equal the Target Award with respect to such fiscal year, divided by the Exercise Price, subject to the satisfaction of the vesting criteria set forth in Section 4(b).

(ii) If less than 90.1% of the Target EBITDA is achieved in the fiscal year to which the Grant relates, the number of Options credited to the Participant with respect to such fiscal year shall equal zero (0).

(iii) If between 90.1% and 100% of the Target EBITDA is achieved in the fiscal year to which the Grant relates, the number of Options credited to the Participant with respect to such fiscal year shall equal the Target Award with respect to such fiscal year, divided by the Exercise Price, multiplied by a percentage, which percentage shall be equal to the product of (A) the excess of (1) the percentage of the Target EBITDA achieved over (2) 90%, and (B) 10, subject to the satisfaction of the vesting criteria set forth in Section 4(b).

(iv) If the Target EBITDA is exceeded in any fiscal year, the number of Options credited to the Participant with respect to such fiscal year shall equal the Target Award with respect to such fiscal year, divided by the Exercise Price, multiplied by a percentage, which percentage shall be equal to the lesser of (A) the percentage of the Target EBITDA achieved and (B) 120%, subject to the satisfaction of the vesting criteria set forth in Section 4(b).

(v) Notwithstanding the foregoing, the Committee may adopt guidelines pursuant to which the Committee or any individual or group of individuals may reallocate the Options to be allocated to Participants in a given fiscal year to Eligible Employees (including other Participants) in such fiscal year, provided, that the aggregate number of Options shall not be increased.

(b) Vesting. One-half (50%) of the Options shall immediately vest upon a Liquidity Event in which the Majority Stockholder realizes a MoM equal to at least 2.5 and the remainder shall immediately vest upon a Liquidity Event in which the Majority Stockholder realizes an MoM equal to at least 3.0.

(c) Effect of Termination of Employment.

(i) Termination of Employment. In the event that the Participant’s Employment terminates for any reason, except as provided in Section 4(c)(ii), all of the Participant’s Options shall be forfeited and the Participant shall cease to have any rights with respect thereto.

(ii) Termination of Employment Without Cause. In the event that a Participant’s Employment is terminated by the Company without Cause, and such termination constitutes a “separation from service” within the meaning of U.S. Treasury Regulations Section 1.409A-1(h), the Committee may determine, in its sole and unfettered discretion, that some or all of the Participant’s Options shall become vested and may be exercised in accordance with Section 5 hereof. Without limiting the sole and unfettered discretion of the Committee in making a determination pursuant to this Section 4(c)(ii), and in no event obligating the Committee to consider the factors listed herein, or to exclude from consideration factors not listed herein, the Committee shall consider such factors as it deems relevant, including the duration of a Participant’s Employment prior to such termination of Employment and the circumstances of the termination of Employment. Any such determination shall occur on or before the 60th day following the occurrence of a “separation from service”, and in the absence of a determination to the contrary, Section 4(c)(i) shall apply to the Participant’s Options.

(d) Premium Award. If the MoM realized by the Majority Stockholder upon a Liquidity Event equals or exceeds 3.5, the number of Options awarded to a Participant shall be increased by 120%.

5. Exercise of Options.

(a) Exercise. Conditioned upon the Participant executing the Management Stockholders’ Agreement (so long as no Initial Public Offering, as such term is defined in the Management Stockholders’ Agreement, has occurred), the Options, to the extent vested, shall automatically be exercised on the earlier to occur of (i) a determination by the Committee that the Participant may exercise his Options, to the extent vested, following the termination of such Participant’s Employment, in accordance with Section 4(c)(ii); and (ii) the occurrence of a Liquidity Event (in either case, the “Exercise Date”). As soon as practicable, and in no event later than the tenth day, following the Exercise Date, the Participant shall receive, without payment of consideration by the Participant, a number of shares of Common Stock equal to, for each Option credited to the Participant (as may be adjusted pursuant to Section 4(d)), the number of shares of Common Stock underlying such Option. The number of shares of Common Stock delivered upon exercise shall be rounded down to the nearest whole number.

(b) Surrender of Options. Notwithstanding Section 5(a), a Participant may, within the five day period prior to or following the Exercise Date, provide notice to the Company of his or her election to surrender his or her vested Options and to receive, for each such Option, in lieu of shares of Common Stock, a cash payment equal to the product of (i) the Fair Market Value of a share of Common Stock on the Exercise Date and (ii) the number of shares the Participant would have received absent such election.

(c) Tax Withholding. The Company and the local employer of a Participant shall have the right to deduct or withhold, or require a Participant to remit to the Company or such employer, any federal, state and local employment taxes, withholdings or social charges in accordance with applicable law.

6. Restrictive Covenants. The Grants and payment thereof are conditioned upon the Participant complying with the obligations of this Section 6. Participants shall hold in strict confidence any proprietary or Confidential Information related to the Company and its Affiliates. For purposes of this Agreement, the term “Confidential Information” shall mean all information of the Company or any of its Affiliates (in whatever form) which is not generally known to the public, including without limitation any inventions, processes, methods of distribution, customer lists or customers’ or trade secrets. Confidential Information does not include any information that:

(a) is or becomes generally available to the public other than as a result of disclosure directly or indirectly by the Participant in breach of his or her obligations;

(b) is or becomes available to the Participant on a non-confidential basis from a source other than the Participant unless the Participant knows after due inquiry that such source is prohibited from disclosing the information to the Participant by a contractual, fiduciary or other legal obligation to the Company or any of its Affiliates; or

(c) is or was independently acquired or developed by the Participant after the termination of his or her Employment without violating the Participant’s obligations under this Agreement or any other obligation of confidentiality the Participant may have to the Company or any of its affiliates.

7. General Provisions.

(a) No Right to Continued Employment. Nothing contained in this Plan shall confer upon the Participant any right with respect to the continuation of his or her Employment with the Company or any of its Affiliates, or interfere in any way with the right of the Company or any of its Affiliates at any time to terminate such Employment or to increase or decrease the compensation of the Participant. No person other than the Participants shall have any claim or right to participate in this Plan. Any grant by the Company to any Participant of a Grant shall neither require the Company to make any additional grant to such Participant or any other Participant or other person at any time nor preclude the Company from making subsequent grants to such Participant or any other Participant or other person at any time.

(b) Participation in Other Plans. Nothing in this Plan shall be deemed to entitle a Participant to participate in, nor prohibit nor restrict any Participant’s participation in, any other plan, program, or arrangement maintained by the Company or its Affiliates.

(c) Amendment; Termination. This Plan may be amended, modified or terminated by the Committee at any time; provided that the Plan shall not be amended in any manner adverse to any Participant’s Options awarded to date without such Participant’s consent, except to the extent required to comply with any applicable law or regulation, including Section 409A of the Code and the regulations promulgated thereunder; provided, further, that the Board may determine in its sole discretion at any time to accelerate the Exercise Date, in which case the MoM achieved as of such accelerated Exercise Date shall be deemed to be 3.0. Notwithstanding the foregoing, the Board shall be entitled to review, amend, increase or decrease, at its sole and entire discretion, any Target EBITDA to the extent the Board deems appropriate to reflect a change in circumstances following establishment of the Target EBITDA.

(d) Section 409A. This Plan is intended to be exempt from the requirements of Section 409A of the Code. Notwithstanding the foregoing, the Committee may, in its sole discretion, amend the terms of this Plan in order to comply with applicable law, including, without limitation, in order to avoid being or becoming subject to, or any adverse tax treatment to any Participant under, Section 409A of the Code.

(e) Unfunded Status of Plan. This Plan is not subject to the Employee Retirement Income Security Act of 1974, as amended, and is not qualified under Section 401(a) of the Code. The rights of the Participant to payment under the Plan are those of a general unsecured creditor and subject to the claims of the general creditors of the Company and its Affiliates. For tax purposes, the Plan is an unfunded deferred compensation arrangement.

(f) Governing Provisions. The provisions of this Plan shall govern in all respects the allocation, distribution, and nature of the Grants, and shall supersede all prior written agreements and negotiations and oral understandings regarding such Grants, if any.

(g) Severability. In the event that any one or more of the provisions, subdivisions, words, clauses, phrases or sentences contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision, subdivision, word, clause, phrase or sentence in every other respect and of the remaining provisions, subdivisions, words, clauses, phrases or sentences hereof shall not in any way be impaired, it being intended that all rights, powers and privileges of the Company and Participants shall be enforceable to the fullest extent permitted by law.

(h) Governing Law. This Plan and the rights of all persons under this Plan shall be construed and administered in accordance with the laws of the State of New York, without regard to its conflict of law principles.

APPENDIX A

Eligible Employee Job Levels

Employees in the following job levels who do not participate in the Management Equity Incentive Plan (MEIP) are eligible to participate in the LTIP.

EX5

EX4

EX3cso

EX3cfo

EX3

EX2

EX1

DL3

DL2

DL1

MM5

MM4

MM3

MM2

MM1

SM4

SM3

SM2

SM1

MC5

MC4

MC3

MC2

MC1

PDT

ZT

SA3

SA2

SA1